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                                                                     EXHIBIT 2.1


                 ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

                             ARRANGEMENT AGREEMENT

     THIS AGREEMENT made as of March 8, 2002.

B E T W E E N:

     TRIZEC HAHN CORPORATION, a corporation governed by the Business Corporations Act (Ontario)

     (hereinafter, "TrizecHahn"),

     and

     TRIZEC CANADA INC., a corporation governed by the Canada Business Corporations Act

     (hereinafter, "Trizec Canada"),

     and

     4007069 CANADA INC., a corporation governed by the Canada Business Corporations Act

     (hereinafter, "Trizec Subco"),

     and

     TRIZEC PROPERTIES, INC., a corporation governed by the Delaware General Corporation Law

     (hereinafter, "Trizec Properties").

     WHEREAS TrizecHahn intends to propose to its shareholders a statutory plan of arrangement under section 182 of the OBCA on the terms of the Plan of Arrangement annexed as Appendix I hereto;

     AND WHEREAS Trizec Properties is an indirect subsidiary of TrizecHahn and has agreed to participate in the Arrangement on the terms and conditions set forth herein;

     AND WHEREAS each of Trizec Canada and Trizec Subco will participate in the Arrangement on the terms and conditions set forth herein;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each of the Parties to the others, the Parties covenant and agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1  DEFINITIONS

     In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     "1987 SOP" means the TrizecHahn Amended and Restated 1987 Stock Option
     Plan;

     "AGREEMENT" means this arrangement agreement including the Appendices hereto and all amendments made hereto;

     "ARRANGEMENT" means the proposed arrangement under the provisions of section 182 of the OBCA, on and subject to the terms and conditions set forth in the Plan of Arrangement and any amendments thereto made in accordance with Section 6.1 hereof;

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the TSE is open for trading;

     "CANADIAN RESIDENT" means a partnership or a person who is a resident of Canada for the purposes of the Tax Act and who has so certified in the Share Election Form, but does not include (i) a partnership that is not a "Canadian partnership" as defined in the Tax Act or (ii) a trust unless the trust is a resident of Canada for
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     purposes of the Tax Act and the interests in such trust of beneficiaries who are Canadian Residents have an aggregate value equal to or greater than 95% of the value of the interests of all beneficiaries in the trust;

     "CIRCULAR" means the Management Information Circular of TrizecHahn relating to the Arrangement;

     "CLAIM" means any act, omission or state of facts, or any demand, action, suit, proceeding, claim, assessment, judgment, settlement or other compromise relating thereto, which may give rise to a right of indemnification under Article 5 hereof;

     "COURT" means the Superior Court of Justice of Ontario;

     "DIRECT CLAIM" means any Claim by an Indemnified Party against an Indemnifier;

     "DIRECTOR" means the person appointed as the Director under the OBCA;

     "DISSENT RIGHTS" means the right of a TrizecHahn SVS Shareholder to dissent in respect of the Arrangement pursuant to the procedures set forth in section 185 of the OBCA as modified by section 3.1 of the Plan of Arrangement;

     "DISSENTING SHAREHOLDER" means a TrizecHahn SVS Shareholder who exercises such holder's Dissent Rights;

     "EFFECTIVE DATE" means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

     "EFFECTIVE TIME" means the earliest moment on the Effective Date;

     "ENCUMBRANCE" means a mortgage, charge, pledge, lien, hypothec, security interest, encumbrance, adverse claim or right of a third party to acquire or restrict the use of property;

     "EQUIVALENT AMOUNT" on any given date in one currency (the "first currency") of any amount denominated in another currency (the "second currency") means the amount of the first currency which could be purchased with such amount of the second currency at the rate of exchange quoted by Royal Bank of Canada (or successor thereto) at 11:00 a.m. (Toronto time) on such date for the purchase of the first currency with the second currency;

     "EXCHANGE CERTIFICATE" means a certificate delivered to a holder of a share of Trizec Properties Common Stock who is not, or has not certified that it is, a Qualifying U.S. Person evidencing the ownership of a share of Trizec Properties Common Stock by such person, subject to the terms and conditions set out in the Exchange Certificate Agreement;

     "EXCHANGE CERTIFICATE AGREEMENT" means the custody agreement to be entered into between Trizec Properties and a custodian and all owners and beneficial owners, from time to time, of Exchange Certificates;

     "FINAL ORDER" means the final order of the Court approving the Arrangement;

     "INDEMNIFIED PARTY" has the meaning set out in Section 5.1 hereof;

     "INDEMNIFIER" has the meaning set out in Section 5.1 hereof;

     "INDEMNITY PAYMENT" means the amount of any Loss required to be paid by an Indemnifier pursuant to Section 5.1 hereof;

     "INTERIM ORDER" means the interim order of the Court to be sought in connection with the Arrangement;

     "LOSS" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment arising from and pertaining to this Agreement, including Taxes, the reasonable out-of-pocket costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto, fines and penalties and reasonable legal fees (on a solicitor and its own client basis) and expenses incurred in connection therewith, excluding loss of profits and consequential damages;

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     "MAXIMUM AGGREGATE HOLDINGS" means Trizec Canada Constrained Shares which represent an aggregate of that percentage of the total number of issued and outstanding Trizec Canada Constrained Shares, including (for greater certainty) the number of Trizec Canada Constrained Shares which would be issued if all Trizec Canada Options were exercised at such time, which is equal to (i) 45%, less (ii) the Option Ownership Percentage, provided that for the purposes of this definition the Trizec Canada MVS and Trizec Canada SVS shall be considered to be shares of a single class and series;

     "MEETING" means the meeting of TrizecHahn Shareholders called for April 23, 2002, and any adjournments or postponements thereof, to be held for the purpose of considering, and if considered advisable, approving the Arrangement;

     "NOTICE PERIOD" has the meaning set out in Section 5.2(a) hereof;

     "NYSE" means the New York Stock Exchange;

     "OBCA" means the Business Corporations Act (Ontario), as amended;

     "OPTION OWNERSHIP PERCENTAGE" means, at any time, the greater of (i) zero and (ii) the fraction, expressed as a percentage of which the numerator is equal to the sum of the number of Trizec Canada Options owned by Canadian Residents minus the number of Trizec Canada Options owned by non-Canadian Residents and the denominator is equal to the number of issued and outstanding Trizec Canada Constrained Shares, including (for greater certainty) the number of Trizec Canada Constrained Shares which would be issued if all Trizec Canada Options were exercised at such time;

     "PARTY" means a party to this Agreement;

     "PLAN OF ARRANGEMENT" means the plan of arrangement set out as Appendix I hereto as the same may be amended or varied from time to time in accordance with the terms hereof;

     "PRIME RATE" means the floating rate of interest established from time to time by the Royal Bank of Canada (the "Bank") (and reported to the Bank of Canada) as the reference rate of interest the Bank will use to determine rates of interest payable by its borrowers on Canadian dollar commercial loans made by the Bank to such borrowers in Canada and designated by the Bank as its "prime rate";

     "QUALIFYING U.S. PERSON" has the meaning ascribed thereto in the Plan of Arrangement;

     "SHARE ELECTION FORM" means the letter of transmittal and share election form to accompany the Circular pursuant to which, inter alia, a TrizecHahn Shareholder makes elections with respect to its TrizecHahn SVS and TrizecHahn MVS and represents certain other matters;

     "TAX ACT" means the Income Tax Act (Canada), as amended;

     "TAX GROSS UP" means, with respect to any particular Indemnity Payment, such additional amount as is necessary to place the Indemnified Party in the same after tax position as it would have been in had such Indemnity Payment been received tax free. The Tax Gross Up amount shall be calculated by using, in the case of Canadian taxes, the combined effective federal and provincial income tax rate or, in the case of U.S. taxes, the combined effective federal, state and local income tax rate, applicable to the Indemnified Party and, except as provided in Section 5.8 hereof, without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment;

     "TAXES" includes all applicable present and future income taxes, capital taxes, stamp taxes, charges to tax, withholdings, sales, and use taxes, value added taxes and goods and services taxes and all penalties, interest and other payments on or in respect thereof;

     "THIRD PARTY CLAIM" means any Claim asserted against an Indemnified Party that is paid or payable to or claimed by any person who is not a Party;

     "TRIZEC CANADA CONSTRAINED SHARES" means the Trizec Canada Shares and any other shares of Trizec Canada carrying voting rights under all circumstances or by reason of an event that has occurred and is

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     continuing and includes a security that is currently convertible into such share and a currently exercisable option to or right to acquire such share or such convertible security;

     "TRIZEC CANADA MVS" means the multiple voting shares in the capital of Trizec Canada;

     "TRIZEC CANADA OPTION" means an option to purchase Trizec Canada SVS governed by the Trizec Canada SOP and issued in replacement of a TrizecHahn Option pursuant to section 2.2(b) of the Plan of Arrangement;

     "TRIZEC CANADA SHARES" means, collectively, the Trizec Canada SVS and Trizec Canada MVS;

     "TRIZEC CANADA SOP" means the stock option plan adopted by Trizec Canada in accordance with Section 3.3(c) hereof;

     "TRIZEC CANADA SVS" means the subordinate voting shares in the capital of Trizec Canada;

     "TRIZEC HUNGARY" means Emerald Blue Kft, a company governed by the laws of Hungary that is an indirect wholly-owned subsidiary of TrizecHahn;

     "TRIZEC PROPERTIES CLASS C STOCK" means the Class C convertible preferred stock of Trizec Properties;

     "TRIZEC PROPERTIES CLASS F STOCK" means the Class F convertible stock of Trizec Properties;

     "TRIZEC PROPERTIES COMMON STOCK" means the common stock of Trizec
     Properties;

     "TRIZEC PROPERTIES OPTION" means an option to purchase Trizec Properties Common Stock governed by the Trizec Properties SOP and issued in replacement of a TrizecHahn Option pursuant to section 2.2(b) of the Plan of Arrangement;

     "TRIZEC PROPERTIES SERIES B STOCK" means the Series B convertible preferred stock of Trizec Properties;

     "TRIZEC PROPERTIES SOP" means the stock option plan adopted by Trizec Properties in accordance with Section 3.5(b) hereof;

     "TRIZEC PROPERTIES SPECIAL STOCK" means the special voting stock of Trizec Properties;

     "TRIZEC PROPERTIES WARRANT" means a warrant to purchase a share of Trizec Properties Common Stock issued in replacement of, or in connection with the replacement of, a TrizecHahn Option pursuant to section 2.2(b) of the Plan of Arrangement;

     "TRIZECHAHN MVS" means the multiple voting shares in the capital of TrizecHahn;

     "TRIZECHAHN OPTION" means an option to purchase TrizecHahn SVS granted by TrizecHahn pursuant to the 1987 SOP and outstanding immediately prior to the Effective Time;

     "TRIZECHAHN SHAREHOLDERS" means the holders of TrizecHahn SVS and TrizecHahn MVS;

     "TRIZECHAHN SVS" means the subordinate voting shares in the capital of TrizecHahn;

     "TRIZECHAHN SVS SHAREHOLDER" means a holder of TrizecHahn SVS; and

     "TSE" means the Toronto Stock Exchange.

1.2  APPENDICES

     The following appendix is attached to this Agreement and forms part hereof:

     Appendix I - Plan of Arrangement.

1.3  CONSTRUCTION

     In this Agreement, unless otherwise expressly stated or the context otherwise requires:

     (a) references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Agreement and not to any particular Article, Section or Appendix;
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     (b)  references to an "Article", "Section" or "Appendix" are references to an article, section or appendix of or to this Agreement;

     (c) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

     (d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

     (e) the word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

     (f) a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or regulation.

1.4  CURRENCY

     All references to currency herein are to lawful money of Canada unless otherwise specified.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

2.1 MUTUAL REPRESENTATIONS AND WARRANTIES

     Each Party represents and warrants to and in favour of each other Party that:

     (a) it is duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction and has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

     (b) the execution and delivery of this Agreement by it and the completion by it of the transactions contemplated herein and in the Plan of Arrangement do not and will not:

        (i) result in the breach of, or violate any term or provision of, its articles or by-laws;

        (ii) except as contemplated by Section 3.2(h) hereof, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which it is a party or by which it is bound and which is material to it, or to which any material property of such Party is subject, or result in the creation of any Encumbrance upon any of its material assets under any such agreement or instrument, or give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

        (iii) violate any provision of law or administrative regulation or any judicial or administrative award, judgment, order or decree applicable and known to it, the breach of which would have a material adverse effect on it;

     (c) there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting it, at law or in equity, before or by a governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor are there any existing facts or conditions which may reasonably be expected to form a proper basis for any
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          actions, suits, proceedings or investigations, which, in any case, would prevent or hinder the consummation of the transactions contemplated by this Agreement;

     (d) no dissolution, winding up, bankruptcy, liquidation or similar proceeding has been commenced or is pending or proposed in respect of it; and

     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein and in the Plan of Arrangement have been duly approved by its board of directors (and its shareholder, in the case of Trizec Subco) and this Agreement constitutes a valid and binding obligation of such Party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity and limitations upon the enforcement of indemnification for fines or penalties imposed by law.

2.2 REPRESENTATIONS AND WARRANTIES OF TRIZECHAHN

     TrizecHahn represents and warrants to and in favour of each other Party that:

     (a) the authorized capital of TrizecHahn consists of 7,522,283 TrizecHahn MVS, an unlimited number of TrizecHahn SVS, and an unlimited number of preferred shares, issuable in series. As of February 28, 2002, the issued and outstanding share capital of TrizecHahn consisted of 7,522,283 TrizecHahn MVS, 142,021,665 TrizecHahn SVS and no preferred shares; and

     (b) no person holds any securities convertible into any unissued shares of TrizecHahn or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of TrizecHahn, other than the holders of TrizecHahn Options. As at February 28, 2002 there were 17,322,350 TrizecHahn Options outstanding.

2.3  REPRESENTATIONS AND WARRANTIES OF TRIZEC CANADA

     Trizec Canada represents and warrants to and in favour of each other Party that:

     (a) the authorized capital of Trizec Canada consists of an unlimited number of Trizec Canada SVS and 7,522,283 Trizec Canada MVS, of which no shares are issued or outstanding;

     (b) no person holds any securities convertible into any unissued shares of Trizec Canada or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Trizec Canada other than as contemplated by this Agreement;

     (c) Trizec Canada is the legal and beneficial owner of all of the issued and outstanding shares of Trizec Subco, held free and clear of all Encumbrances; and

     (d) Trizec Canada has no assets other than cash and the issued and outstanding shares of Trizec Subco held by it, has no liabilities other than those incurred in connection with the Arrangement and has carried on no business other than in connection with the Arrangement.

2.4  REPRESENTATIONS AND WARRANTIES OF TRIZEC SUBCO

     Trizec Subco represents and warrants to and in favour of each other Party that:

     (a) the authorized capital of Trizec Subco consists of an unlimited number of common shares of which 1 common share is issued and outstanding and registered in the name of Trizec Canada; and

     (b) Trizec Subco has $1.00 of assets, has no liabilities and has carried on no business other than in connection with the Arrangement.

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2.5  REPRESENTATIONS AND WARRANTIES OF TRIZEC PROPERTIES

     Trizec Properties represents and warrants to and in favour of each other Party that:

     (a) the authorized capital of Trizec Properties consists of 500,000,000 shares of Trizec Properties Common Stock, 100 shares of Trizec Properties Special Stock, 100,000 shares of Trizec Properties Class F Stock, 1,100,000 shares of Trizec Properties Series B Stock and 750,000 shares of Trizec Properties Class C Stock. As of February 28, 2002, the issued and outstanding capital stock of Trizec Properties consisted of 38,220,000 shares of Trizec Properties Common Stock; 100 shares of Trizec Properties Special Stock; 100,000 shares of Trizec Properties Class F Stock; 1,100,000 shares of Trizec Properties Series B Stock; and 376,504 shares of Trizec Properties Class C Stock; and

     (b) no person, other than TrizecHahn and Trizec Hungary holds any securities convertible into any unissued shares of Trizec Properties stock or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Trizec Properties stock, other than (i) 4 shares of Trizec Properties Class C convertible preferred shares held by a United States charity and (ii) as contemplated by this Agreement.

2.6  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties in this Agreement shall survive the Effective Date.

                                   ARTICLE 3

                                   COVENANTS

3.1  GENERAL COVENANTS

     Each of the Parties covenants with the other Parties that it will:

     (a) use all commercially reasonable efforts and do all things reasonably required of it to cause the Arrangement to become effective on or before May 8, 2002, or such other date as TrizecHahn may determine, including performing its obligations under the Plan of Arrangement;

     (b) do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other documents and instruments as may reasonably be required to facilitate the carrying out of the intent and purpose of this Agreement;

     (c) co-operate with and assist the other Parties in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities in Canada and the United States of such applications to seek exemptions from the requirements of the applicable securities laws of jurisdictions in Canada and the United States as any Party may reasonably determine are necessary or advisable in connection with the Arrangement;

     (d) co-operate with and assist the other Parties, both before and after the Effective Date, in dealing with transitional matters relating to or arising from this Agreement or the Arrangement, including effecting any pre-Arrangement transactions as any Party may reasonably require from time to time; and

     (e) co-operate prior to the Effective Date in making such amendments to this Agreement (including the Plan of Arrangement) as may be necessary to implement the Plan of Arrangement or as may be reasonably desired by any Party to enable it to carry out transactions deemed advantageous by it.

3.2  COVENANTS OF TRIZECHAHN

     TrizecHahn hereby covenants and agrees with each of the other Parties that it will:

     (a) until the Effective Date, not perform any act or enter into any transaction which interferes or is inconsistent with the completion of the Arrangement;
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     (b)  as soon as practicable and subject to receipt of the Interim Order, convene the Meeting;

     (c) in a timely and expeditious manner, prepare and file the Circular (and any amendments or supplements thereto as may be required from time to time) in all jurisdictions where the same is required to be filed by it and mail the same in accordance with the Interim Order and applicable law and solicit proxies to be voted at the Meeting in favour of the Arrangement;

     (d) conduct the Meeting in accordance with the Interim Order, the by-laws of TrizecHahn, as applicable, and as otherwise required by applicable law;

     (e) cooperate with Trizec Canada to obtain the approval for the listing of the Trizec Canada SVS on the TSE and cooperate with Trizec Properties to obtain the approval for the listing of the Trizec Properties Common Stock and the Exchange Certificates on the NYSE;

     (f) prior to the Effective Date, cause Trizec Hungary to dispose to Trizec Subco the shares in the capital stock of Trizec Properties required in connection with the Plan of Arrangement;

     (g) perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including using all commercially reasonable efforts to obtain:

        (i) the approval of TrizecHahn Shareholders required for the implementation of the Arrangement;

        (ii)  the Interim Order and Final Order;

        (iii) such other consents, orders, rulings or approvals and assurances as its counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in
              Section 4.1 hereof; and

        (iv) satisfaction of the other conditions precedent referred to in Sections 4.1 and 4.2 hereof; and

     (h) prior to the Effective Date, give notice of redemption of all of its outstanding 6.0% debentures due September 3, 2002, 7.45% debentures due June 1, 2004 and 7.95% debentures due June 1, 2007 and cause TrizecHahn Holdings Ltd. to give notice of redemption of all of its outstanding 10.875% notes due October 15, 2005 and to redeem such debentures, and cause TrizecHahn Holdings Ltd. to redeem such notes, on the first date following such notice on which it is permitted to do so.

3.3  COVENANTS OF TRIZEC CANADA

     Trizec Canada hereby covenants and agrees with each of the other Parties that it will:

     (a) until the Effective Date, not carry on business except as otherwise contemplated by this Agreement;

     (b) until the Effective Date, not perform any act or enter into any transaction which interferes or is inconsistent with the completion of the Arrangement;

     (c) prior to the Effective Date, adopt and maintain a stock option plan, on terms satisfactory to TrizecHahn, to govern the Trizec Canada Options to be issued pursuant to the Arrangement;

     (d) prior to the Effective Date, use all commercially reasonable efforts to obtain approval for the listing of the Trizec Canada SVS on the TSE; and

     (e) perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including cooperating with TrizecHahn to obtain:

        (i)   the Interim Order and Final Order;

        (ii) such other consents, rulings, orders, approvals and assurances as its counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in
              Section 4.1 hereof; and
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        (iii) satisfaction of the other conditions precedent referred to in
              Sections 4.1 and 4.2 hereof.

3.4  COVENANTS OF TRIZEC SUBCO

     Trizec Subco hereby covenants and agrees with each of the other Parties that it will:

     (a) until the Effective Date, not carry on business, except as otherwise contemplated by this Agreement;

     (b) until the Effective Date, not perform any act or enter into any transaction which interferes or is inconsistent with the completion of the Arrangement;

     (c) prior to the Effective Date, acquire from Trizec Hungary the shares in the capital stock of Trizec Properties required in connection with the Plan of Arrangement; and

     (d) perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including cooperating with TrizecHahn to obtain:

        (i)   the Interim Order and the Final Order;

        (ii) such other consents, rulings, orders, approvals and assurances as its counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in
              Section 4.1 hereof; and

        (iii) satisfaction of the other conditions precedent referred to in Sections 4.1 and 4.2 hereof.

3.5  COVENANTS OF TRIZEC PROPERTIES

     Trizec Properties hereby covenants and agrees with each of the other Parties that it will:

     (a) until the Effective Date, not perform any act or enter into any transaction which interferes or is inconsistent with the completion of the Arrangement;

     (b) prior to the Effective Date, maintain a stock option plan to be effective as of the Effective Date, on terms satisfactory to TrizecHahn, to govern the Trizec Properties Options to be issued pursuant to the Arrangement;

     (c) prior to the Effective Date, enter into the Exchange Certificate Agreement to be effective as of the Effective Date, on terms satisfactory to the Parties;

     (d) prior to the Effective Date, use all commercially reasonable efforts to obtain approval for the listing of Trizec Properties Common Stock and Exchange Certificates on the NYSE;

     (e) prior to the Effective Date prepare and file with and use all commercially reasonable efforts to have declared effective by the U.S. Securities and Exchange Commission registration statements on Form S-11 registering:

        (i) a primary offering of Trizec Properties Common Stock to be issued upon the exercise of Trizec Properties Warrants;

        (ii) a secondary offering of Trizec Properties Common Stock that may be sold in connection with the exercise of a pledge in the event of default under credit facilities obtained by TrizecHahn in connection with the Arrangement; and

        (iii) a secondary offering of Trizec Properties Common Stock that may be disposed of by Trizec Canada in connection with redemptions of Trizec Canada Shares;

        in form and substance satisfactory to Trizec Canada;

     (f) prior to the Effective Date prepare and file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 registering a primary offering of Trizec Properties Common Stock to be issued upon the exercise of Trizec Properties Options and registration statements on Form S-11 registering:

        (i) a secondary offering of Trizec Properties Common Stock that may be sold by Trizec Hungary in connection with any conversion of Trizec Properties Class F Stock; and

        (ii) a secondary offering of Trizec Properties Common Stock that may be sold by Trizec Canada in connection with the exercise of dissent rights;

        in form and substance satisfactory to Trizec Canada;

     (g) take all steps within its power to effect the recapitalization of its stock so that immediately prior to the Effective Time, it consists of, among other things, Trizec Properties Class F Stock, Trizec Properties Class C Stock and a number of shares of Trizec Properties Common Stock held directly or indirectly by Trizec Canada equal to the then aggregate number of issued and outstanding TrizecHahn SVS and TrizecHahn MVS; and

     (h) perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement, including co-operating with TrizecHahn to obtain:

        (i)   the Interim Order and the Final Order;

        (ii) such other consents, orders, rulings, approvals and assurances as its counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in
              Section 4.1 hereof; and

        (iii) satisfaction of the other conditions precedent referred to in Sections 4.1 and 4.2 hereof.

3.6  FINAL ORDER

     Subject to Section 6.2 hereof, if the Interim Order and all security holder approvals as required in respect of the Arrangement are obtained, TrizecHahn shall promptly thereafter take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct.

3.7  COSTS AND EXPENSES

     Transaction costs and regulatory fees incurred by the Parties shall be borne by TrizecHahn.

3.8  SURVIVAL OF COVENANTS

     The covenants in this Agreement shall survive the Effective Date.

                                   ARTICLE 4

                                   CONDITIONS

4.1  MUTUAL CONDITIONS PRECEDENT

     The respective obligations of the Parties to complete the transactions contemplated by this Agreement and to file articles of arrangement to give effect to the Arrangement shall be subject to satisfaction of the following conditions:

     (a) the Arrangement, either without amendment or with amendments approved by TrizecHahn, shall have been approved at the Meeting in accordance with the Interim Order;

     (b) the Final Order shall have been obtained in form and substance satisfactory to TrizecHahn;

     (c) TrizecHahn shall be satisfied that, after giving effect to the Arrangement, persons other than Canadian Residents will not hold Trizec Canada Constrained Shares in excess of the Maximum Aggregate Holdings;

     (d) all pre-Arrangement transactions contemplated in Article 3 hereof shall have been completed to the satisfaction of TrizecHahn, acting reasonably;

     (e) the registration statements on Form S-11 contemplated by Section 3.5(e) hereof shall have been filed with, and declared effective by, the U.S. Securities and Exchange Commission;

     (f)  the registration statements on Form S-8 and Form S-11 contemplated by
          Section 3.5(f) hereof shall have been filed with the U.S. Securities and Exchange Commission;

     (g) all material consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders, required for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received, all on terms and conditions satisfactory to TrizecHahn acting reasonably, from the persons, authorities or bodies having jurisdiction in the circumstances, including orders, rulings, no action letters and registrations pursuant to the Securities Act (Ontario) and the comparable securities legislation of the other provinces and territories of Canada and of the United States of America and the states thereof to permit the Trizec Canada SVS, the Trizec Canada MVS, the shares of Trizec Properties Common Stock and the Exchange Certificates to be traded without a prospectus and without the participation of a registered dealer pursuant to the Arrangement or pursuant to the terms of options or other rights to purchase or exchange granted or assumed pursuant to the Arrangement and to be freely tradeable in each such jurisdiction promptly following the Effective Date;

     (h) no action shall have been instituted and be continuing on the Effective Date for an injunction to restrain, a declaratory judgment in respect of, or damages on account of or relating to, the Arrangement and there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement or the Plan of Arrangement and no cease trading or similar order with respect to any securities of any of the Parties shall have been issued and remain outstanding;

     (i) no law, regulation or policy shall have been proposed, enacted, promulgated or applied which interferes or is inconsistent with the completion of the Arrangement;

     (j) in the event that Dissenting Shareholders hold more than 1.0% of the outstanding TrizecHahn SVS, the board of directors of TrizecHahn shall have determined to proceed with the Arrangement;

     (k) the TSE shall have approved the listing of the Trizec Canada SVS and the NYSE shall have approved the listing of the Trizec Properties Common Stock and the Exchange Certificates, subject to compliance with the normal listing requirements of such exchanges; and

     (l)   this Agreement shall not have been terminated under Article 6 hereof.

With the exception of the conditions stipulated by Sections 4.1(a), (b), (c),
(k) and (l) hereof, the conditions of this Section 4.1 may be waived in whole or in part by TrizecHahn.

4.2  CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The obligation of each Party to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by such Party without prejudice to its right to rely on any other condition in its favour, that the covenants of the other Parties to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by them and that, except insofar as this Agreement does not prohibit transactions taking place prior to the Effective Date that would alter facts represented, the representations and warranties of the other Parties shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at, and as of, such time.

4.3  MERGER OF CONDITIONS

     The conditions set out in Sections 4.1 and 4.2 hereof shall be conclusively deemed to have been satisfied, waived or released on the filing by TrizecHahn of articles of arrangement under the OBCA to give effect to the Plan of Arrangement.

                                   ARTICLE 5

                                  INDEMNITIES

5.1  INDEMNITY

     Each Party (the "Indemnifier") will indemnify and hold each other Party (each an "Indemnified Party") harmless against any Loss suffered or incurred by an Indemnified Party resulting from a breach of a representation, warranty or covenant herein or pursuant hereto.

5.2  NOTICE OF THIRD PARTY CLAIMS

     (a) If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall notify the Indemnifier within a reasonable time thereafter, but in any event, no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, to the extent reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifier shall then have a period of 30 days (the "Notice Period") within which to satisfy such Third Party Claim or, failing that, to give notice to the Indemnified Party that it intends to dispute such Third Party Claim and participate in or assume that defence thereof, which notice shall be accompanied by reasonably particulars in writing of the basis of such dispute.

     (b) If an Indemnified Party has reason to believe that a person may be investigating the possibility of asserting a Third Party Claim, it shall notify the Indemnifier as soon as reasonably practicable and provide reasonable details of the circumstances thereof. The Indemnified Party and the Indemnifier shall seek to cooperate with a view to satisfying the person who may assert the Third Party Claim that there is no reasonable basis therefor.

5.3  DEFENCE OF THIRD PARTY CLAIMS

     If the Indemnifier elects to assume the defence of any Third Party Claim, the Indemnifier shall at all times act reasonably and in good faith in pursuing such defence, keep the Indemnified Party fully informed as to the progress and status of such defence of the Third Party Claim and provide copies to the Indemnified Party of all material documents, records and other materials relating to such defence or the Third Party Claim. The Indemnifier shall provide the Indemnified Party with drafts of documents which the Indemnifier proposes to send or file in advance of the sending of or filing of the same and the Indemnified Party shall have the right to provide comments thereon to the Indemnifier; provided, however, that it shall not result in any undue delays. The Indemnifier agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall cooperate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier, and may participate in such defence assisted by counsel of its choice and at its own expense, except in those circumstances in which there are material issues between the Indemnifier and the Indemnified Party or there are defences available to the Indemnified Party which are not available to the Indemnifier, in either of which case the Indemnified Party may participate in such defence assisted by counsel of its choice at the expense of the Indemnifier to the extent such expenses are reasonable. Neither the Indemnifier nor the Indemnified Party shall enter into any compromise or settlement of any Third Party Claim without obtaining the prior written consent of the other of them, such consent not to be unreasonably withheld or delayed. If the Indemnifier wishes to settle a Third Party Claim in an amount acceptable to the third party claimant, but the Indemnified Party does not wish to settle, the Indemnifier shall be required to indemnify the Indemnified Party only up to the lesser of the amount for which the Indemnifier would have settled the Third Party Claim and the amount which the Indemnified Party was or will be required to pay such third party in connection with such Third Party Claim. If the Indemnified Party has not received notice within the Notice Period that the Indemnifier has elected to assume the defence of a Third Party Claim or if the Indemnifier, having elected to assume the defence of any Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps (with such grounds to be specified in reasonable detail), the Indemnified Party may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its choosing, and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Party with respect to such Third Party Claim.

5.4  ASSISTANCE FOR THIRD PARTY CLAIM

     The Indemnifier and the Indemnified Party shall use all reasonable efforts to make available:

     (a) those employees, representatives or advisors, whose assistance, testimony or presence is necessary to assist in evaluating and defending any Third Party Claim; and

     (b) all documents, records and other materials reasonably required for use in defending any Third Party Claim;

and shall otherwise cooperate in such defence.

5.5  DIRECT CLAIMS

     Any Direct Claim shall be asserted by providing notice to the Indemnifier within a reasonable time after the Indemnified Party becomes aware of such Direct Claim, but in any event not later than 60 days after the Indemnified Party becomes aware of such Direct Claim. The Indemnifier shall then have a period of 30 days within which to satisfy such Direct Claim or, failing that, to give notice to the Indemnified Party that it intends to dispute such Direct Claim, which notice shall be accompanied by reasonable particulars in writing of the basis of such dispute.

5.6  FAILURE TO GIVE TIMELY NOTICE

     The failure to give timely notice as provided in this Article 5 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice suffered damage.

5.7  REDUCTION IN SUBROGATION

     If at any time subsequent to the making of an Indemnity Payment the amount of the indemnified Loss is reduced pursuant to any claim, recovery, settlement or payment by or against any other Person (a "Recovery"), such that, taking the Recovery into account, the amount of the Indemnity Payment in respect of the Loss exceeds the amount of the Loss, the Indemnified Party shall promptly repay to the Indemnifier the amount of the excess (the "Excess") (less any costs, expenses (including Taxes) or premiums incurred in connection therewith) together with interest (1) from the date of payment of the Indemnity Payment in respect of which the repayment is being made to but excluding the earlier of the date of repayment of the Excess and the date that is 60 days after the Excess arises, but only to the extent that the Recovery giving rise to the Excess included interest, at the rate applied to the amount of the Recovery and (2) from and including the date that is 60 days after the Excess arises to but excluding the date of repayment of the Excess, at the Prime Rate. Notwithstanding the foregoing provisions of this Section 5.7, no payment shall be made hereunder to the extent the Indemnified Party is entitled to an Indemnity Payment hereunder that remains unpaid. Upon making a full Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifier against such third party on account of such

Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party.

5.8  TAX EFFECT

     If any Indemnity Payment received by an Indemnified Party would be subject to withholding tax or constitute income for tax purposes to such Indemnified Party, the Indemnifier shall pay a Tax Gross Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment. The amount of any Loss for which indemnification is provided shall be adjusted to take into account any tax benefit realized by the Indemnified Party or any of its affiliates by reason of the Loss for which indemnification is so provided or the circumstances giving rise to such Loss. For purposes of this Section, any tax benefit shall be taken into account at such time as it is received by the Indemnified Party or its affiliate. Notwithstanding the foregoing provisions of this Section 5.8, if an Indemnity Payment is included in the Indemnified Party's income pursuant to paragraph 12(1)(x) of the Tax Act (or an equivalent provision of any relevant provincial legislation), the Indemnified Party covenants and agrees to make an election pursuant to subsection 12(2.2) of the Tax Act (and the equivalent provision of any applicable provincial legislation) with respect to the Indemnity Payment to the maximum extent possible such that the amount of the Indemnity Payment included in the Indemnified Party's income for tax purposes is minimized or eliminated.

5.9  PAYMENT AND INTEREST

     The Equivalent Amount of all Losses (other than Taxes) in Canadian dollars shall bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate per annum from and including the date the Indemnified Party disbursed funds or suffered or incurred a Loss to but excluding the day of payment by the Indemnifier to the Indemnified Party, with interest on overdue interest at the same rate. All Losses that are Taxes shall bear interest at a rate per annum, calculated and payable monthly, equal to the Prime Rate from and including the date the Indemnified Party paid such Taxes to but excluding the day of payment by the Indemnifer to the Indemnified Party of the Indemnified Payment in respect of such Taxes, with interest on overdue interest at the same rate.

                                   ARTICLE 6

                           AMENDMENT AND TERMINATION

6.1  AMENDMENT

     This Agreement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended by written agreement of the Parties without, subject to applicable law, further notice to or authorization on the part of their respective shareholders. Without limiting the generality of the foregoing, any such amendment may:

     (a) change the time for performance of any of the obligations or acts of the Parties;

     (b) waive any inaccuracies or modify any representation contained herein or in any document to be delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the Parties; or

     (d) make such other alterations to this Agreement as the Parties may consider necessary or desirable, including in connection with the Interim Order.

6.2  TERMINATION

     This Agreement may, at any time before or after the holding of the Meeting but prior to the issue under the OBCA of a certificate of arrangement giving effect to the Arrangement, be terminated by TrizecHahn by approval by the board at any time without approval of the TrizecHahn Shareholders. This Agreement shall terminate without any further action by the parties if the Effective Date shall not have occurred on or before June 30, 2002 or such later date as TrizecHahn may determine.

                                   ARTICLE 7

                                    GENERAL

7.1  NOTICES

     All notices that may or are required to be given pursuant to any provision of this Agreement shall be given in writing and shall be delivered personally or by facsimile addressed to the recipient as follows:

    if to TrizecHahn, Trizec Canada or Trizec Subco:

     BCE Place, 181 Bay Street
     Suite 3900, P.O. Box 800
     Toronto, ON M5J 2T3

     Attention: Robin Campbell
     Fax No: (416) 361-7205

     if to Trizec Properties:

     1114 Avenue of the Americas
     31st Floor
     New York, NY 10036
     U.S.A.

     Attention: Christopher Mackenzie
    Fax No: (416) 682-7489

or such other address of which a Party may, from time to time, advise the other Parties hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice shall be deemed to be the date of delivery thereof or, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next Business Day, if not given during such hours.

7.2  JUDGMENT CURRENCY

     To the extent permitted by applicable law, if any judgment or order is rendered against any Party (the "Judgment Debtor") and expressed in a currency other than Canadian dollars (the "Agreement Currency") hereunder in favour of any Party (the "Judgment Creditor"), the Judgment Creditor after recovery in full of the aggregate amount to which the Judgment Creditor is entitled pursuant to the judgment or order, will be entitled to receive immediately from the Judgment Debtor the amount of any shortfall in the Agreement Currency received by the Judgment Creditor as a consequence of sums paid in such other currency and will refund promptly to the Judgment Debtor any excess of the Agreement Currency received by the Judgment Creditor as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Agreement Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which the Judgment Creditor is able, acting in a reasonable manner and in good faith in converting the currency received into the Agreement Currency, to purchase the Agreement Currency with the amount of the currency of the judgment or order actually received by the Judgment Creditor. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Agreement Currency.

7.3 ASSIGNMENT

     No Party may assign its rights or obligations under this Agreement or the Arrangement.

7.4 BINDING EFFECT

     This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and specific references to "successors" elsewhere in this Agreement shall not be construed to be in derogation of the foregoing.

7.5 WAIVER

     Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the Party granting the same.

7.6 GOVERNING LAW

     This Agreement shall governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

7.7 COUNTERPARTS

     This Agreement and any amendment, supplement or restatement thereof may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

                                          TRIZEC HAHN CORPORATION

                                          by: (signed) CHRISTOPHER MACKENZIE
                                          --------------------------------------
                                              Christopher Mackenzie
                                              President and Chief Executive
                                              Officer

                                          by: (signed) ROBIN A. CAMPBELL
                                          --------------------------------------
                                              Robin A. Campbell
                                              Senior Vice President, General
                                              Counsel


                                          TRIZEC CANADA INC.

                                          by: (signed) ROBERT WICKHAM
                                          --------------------------------------
                                              Robert B. Wickham
                                              Chief Financial Officer and
                                              Secretary


                                          4007069 CANADA INC.

                                          by: (signed) ROBIN A. CAMPBELL
                                          --------------------------------------
                                              Robin A. Campbell
                                              Secretary

                                          TRIZEC PROPERTIES, INC.

                                          by: (signed) ROBIN A. CAMPBELL
                                          --------------------------------------
                                              Robin A. Campbell
                                              Vice President

                                   APPENDIX I

                     PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1

                                 INTERPRETATION

1.1  DEFINITIONS

     In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:

     "1987 SOP" means the TrizecHahn Amended and Restated 1987 Stock Option
     Plan;

     "ARRANGEMENT" means the proposed arrangement under the provisions of section 182 of the OBCA, on and subject to the terms and conditions set forth in this Plan of Arrangement and any amendments hereto;

     "AVAILABLE NUMBER OF TRIZEC PROPERTIES SHARES" means the difference between
     (i) the Number of Trizec Subco Trizec Properties Shares and (ii) the aggregate number of TrizecHahn Shares held by Dissenting Shareholders immediately before the Effective Time;

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the Toronto Stock Exchange is open for trading;

     "CANADIAN RESIDENT" means a partnership or a person who is a resident of Canada for the purposes of the Tax Act and who has so certified in the Share Election Form, but does not include (i) a partnership that is not a "Canadian partnership" as defined in the Tax Act or (ii) a trust unless the trust is a resident of Canada for purposes of the Tax Act and the interests in such trust of beneficiaries who are Canadian Residents have an aggregate value equal to or greater than 95% of the value of the interests of all beneficiaries in the trust;

     "CBCA" means the Canada Business Corporations Act, as amended;

     "CIRCULAR" means the Management Information Circular of TrizecHahn dated March 13, 2002 relating to the Arrangement;

     "CUSTODIAN" means Mellon Investor Services LLC, in its capacity as custodian under the Exchange Certificate Agreement;

     "DIRECTOR" means the person appointed as the Director under the OBCA;

     "DISSENT RIGHTS" means the right of a TrizecHahn SVS Shareholder to dissent in respect of the Arrangement pursuant to the procedures set forth in section 185 of the OBCA as modified by Section 3.1;

     "DISSENTING SHAREHOLDER" means a TrizecHahn SVS Shareholder who exercises such holder's Dissent Rights;

     "EFFECTIVE DATE" means the effective date of the Arrangement, being the date of effectiveness of the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

     "EFFECTIVE TIME" means the earliest moment on the Effective Date;

     "ELECTION DEADLINE" means 5:00 p.m. (Toronto time) on April 23, 2002, or in the case of any postponement(s) or adjournment(s) of the Meeting, 5:00 p.m. (Toronto time) on that date on which the adjourned Meeting is reconvened or the postponed Meeting is convened;

     "ELIGIBLE SHAREHOLDER" means (a) a TrizecHahn Shareholder who is (i) resident in Canada for purposes of the Tax Act and not exempt from tax thereunder, (ii) a non-resident of Canada for purposes of the Tax Act to whom the TrizecHahn SVS are "taxable Canadian property" and not "treaty protected property" (as those terms are defined in the Tax Act) or (iii) a partnership if one or more of its members would be described in (i) or (ii) if such member held the partnership's TrizecHahn SVS directly, or (b) a Holdco Shareholder;

     "EXCHANGE CERTIFICATE" means a certificate delivered to a holder of a share of Trizec Properties Common Stock who is not, or has not certified that it is, a Qualifying U.S. Person evidencing the ownership of a share of Trizec Properties Common Stock by such person, subject to the terms and conditions set out in the Exchange Certificate Agreement;

     "EXCHANGE CERTIFICATE AGREEMENT" means the custody agreement to be entered into between Trizec Properties and the Custodian and all owners and beneficial owners, from time to time, of Exchange Certificates, pursuant to which, among other things, each such holder agrees that the shares of Trizec Properties Common Stock transferred to it pursuant to Section 2.2(a)(v) will be held by the Custodian on such holder's behalf on the terms and conditions provided for in such agreement;

     "HOLDCO" has the meaning ascribed to such term in Section 2.4(a);

     "HOLDCO AGREEMENT" means a share purchase agreement relating to the acquisition of a particular Holdco among all of the Holdco Shareholders of such Holdco, Trizec Canada and Trizec Subco providing for the acquisition of all issued and outstanding Holdco Shares of such Holdco in accordance with Section 2.4(b) and containing such representations and warranties, terms and conditions and indemnities as Trizec Canada and Trizec Subco may reasonably request in connection therewith, including, without limitation, the representations and warranties, terms and conditions and indemnities set out in Appendix 1;

     "HOLDCO ELECTION" has the meaning ascribed to such term in Section 2.4(a);

     "HOLDCO ELECTION DEADLINE" means 5:00 p.m. (Toronto time) on April 16, 2002, or in the case of any postponement(s) or adjournment(s) of the Meeting, 5:00 p.m. (Toronto time) on that date which is five business days prior to the date the adjourned Meeting is reconvened or the postponed Meeting is convened;

     "HOLDCO SHARE" means a common share in the capital of a Holdco;

     "HOLDCO SHAREHOLDER" has the meaning ascribed to such term in Section
     2.4(a);

     "MEETING" means the meeting of TrizecHahn Shareholders called for April 23, 2002, and any adjournment(s) or postponement(s) thereof, to be held for the purpose of considering, and if considered advisable, approving the Arrangement;

     "MVS SECURITY" means a Holdco Share of a particular Holdco where the only asset of such Holdco is TrizecHahn MVS, or a TrizecHahn MVS held by any person other than such a Holdco;

     "NUMBER OF TRIZEC CANADA SVS" means the result obtained by (i) subtracting the sum of the Number of Trizec Subco Trizec Properties Shares and the number of TrizecHahn MVS outstanding immediately before the Effective Time from (ii) the number of TrizecHahn Shares outstanding immediately before the Effective Time;

     "NUMBER OF TRIZEC SUBCO TRIZEC PROPERTIES SHARES" means that number of outstanding shares of Trizec Properties Common Stock held by Trizec Subco immediately before the Effective Time, which is estimated to be 60% of the aggregate of the then issued and outstanding number of TrizecHahn Shares [actual number to be determined immediately prior to Effective Date];

     "OBCA" means the Business Corporations Act (Ontario), as amended;

     "PLAN OF ARRANGEMENT" means this plan of arrangement as the same may be amended from time to time;

     "QUALIFYING U.S. PERSON" means a person who has satisfied the conditions set out in Annex M to the Circular and has so certified in the Share Election Form;

     "SHARE ELECTION FORM" means the letter of transmittal and share election form accompanying the Circular pursuant to which, inter alia, a TrizecHahn Shareholder makes elections with respect to its TrizecHahn Shares and represents certain other matters;

     "TAX ACT" means the Income Tax Act (Canada), as amended;

     "TAX DEFERRAL ELECTION" means an election to exchange Trizec Canada Elected Shares or Trizec Properties Elected Shares that, by virtue of Section 2.3, are not Trizec Properties Exchanged Shares with Trizec Canada made in the Share Election Form by an Eligible Shareholder;

     "TRIZEC CANADA" means Trizec Canada Inc., a corporation existing under the CBCA;

     "TRIZEC CANADA ELECTED SHARE" means a TrizecHahn SVS or a Holdco Share, the holder of which is an Eligible Shareholder who has validly elected in the Share Election Form or Holdco Agreement, as applicable, to exchange such TrizecHahn SVS or Holdco Share with Trizec Canada for a Trizec Canada SVS;

     "TRIZEC CANADA EXCHANGED SHARE" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Canada for a Trizec Canada SVS pursuant to Section 2.2(a)(ii), as determined in accordance with Section 2.3;

     "TRIZEC CANADA MVS" means the multiple voting shares in the capital of Trizec Canada;

     "TRIZEC CANADA OPTION" means an option to purchase Trizec Canada SVS governed by the Trizec Canada SOP and issued in replacement of a TrizecHahn Option pursuant to Section 2.2(b);

     "TRIZEC CANADA SHARES" means, collectively, the Trizec Canada SVS and Trizec Canada MVS;

     "TRIZEC CANADA SOP" means the stock option plan adopted by Trizec Canada in accordance with section 3.3(c) of the Arrangement Agreement;

     "TRIZEC CANADA SVS" means the subordinate voting shares in the capital of Trizec Canada;

     "TRIZEC PROPERTIES" means Trizec Properties, Inc., a corporation governed by the laws of the State of Delaware;

     "TRIZEC PROPERTIES COMMON STOCK" means the common stock of Trizec
     Properties;

     "TRIZEC PROPERTIES ELECTED SHARE" means a TrizecHahn SVS which the holder has validly elected in the Share Election Form to exchange with Trizec Subco for a share of Trizec Properties Common Stock;

     "TRIZEC PROPERTIES EXCHANGED SHARE" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Subco for a share of Trizec Properties Common Stock pursuant to Section 2.2(a)(v), as determined in accordance with
     Section 2.3;

     "TRIZEC PROPERTIES OPTION" means an option to purchase Trizec Properties Common Stock governed by the Trizec Properties SOP and issued in replacement of a TrizecHahn Option pursuant to Section 2.2(b);

     "TRIZEC PROPERTIES SOP" means the Trizec Properties, Inc. 2002 Stock Option Plan adopted by Trizec Properties on February 8, 2002, to be effective as of the Effective Date;

     "TRIZEC PROPERTIES WARRANT" means a warrant to purchase a share of Trizec Properties Common Stock issued in replacement of, or in connection with the replacement of, a TrizecHahn Option pursuant to Section 2.2(b);

     "TRIZEC SUBCO" means 4007069 Canada Inc., a corporation existing under the CBCA and a wholly-owned subsidiary of Trizec Canada;

     "TRIZEC SUBCO COMMON SHARES" means common shares in the capital of Trizec Subco;

     "TRIZEC SUBCO ELECTED SHARE" means a TrizecHahn SVS or a Holdco Share which the holder has validly elected (or is deemed to have elected) in the Share Election Form or Holdco Agreement, as applicable, to exchange with Trizec Subco for a Trizec Canada SVS;

     "TRIZEC SUBCO EXCHANGED SHARE" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Subco for a Trizec Canada SVS pursuant to Section 2.2(a)(iii), as determined in accordance with Section 2.3;

     "TRIZECHAHN" means Trizec Hahn Corporation, a corporation governed by the OBCA;

     "TRIZECHAHN MVS" means the multiple voting shares in the capital of TrizecHahn;

     "TRIZECHAHN OPTION" means an option to purchase TrizecHahn SVS granted by TrizecHahn pursuant to the 1987 SOP and outstanding immediately prior to the Effective Time;

     "TRIZECHAHN SHAREHOLDER" means a holder of TrizecHahn Shares;

     "TRIZECHAHN SHARES" means, collectively, the TrizecHahn SVS and TrizecHahn MVS;

     "TRIZECHAHN SVS" means the subordinate voting shares in the capital of TrizecHahn; and

     "TRIZECHAHN SVS SHAREHOLDER" means a holder of TrizecHahn SVS.

1.2  CONSTRUCTION

     In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

     (a) reference to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Plan of Arrangement and not to any particular Article, Section or Appendix;

     (b) references to an "Article", "Section" or "Appendix" are references to an Article or Section of or Appendix to this Plan of Arrangement;

     (c) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

     (d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

     (e) the word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

     (f) a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or any such regulation.

1.3  CURRENCY

     All references to currency herein are to lawful money of the United States unless otherwise specified.

                                   ARTICLE 2

                                THE ARRANGEMENT

2.1  ARRANGEMENT

     This Plan of Arrangement is made pursuant to, and constitutes an arrangement as referred to in, Section 182 of the OBCA.

2.2  ARRANGEMENT TRANSACTIONS

     Commencing at the Effective Time the following shall occur and be deemed to occur in the following order without any further act or formality, with the transactions or events described in each paragraph being deemed to occur immediately after the occurrence of the transactions or events in the immediately preceding paragraph:

     (a)  Simultaneously:

        (i) each holder of MVS Securities will transfer such MVS Securities to Trizec Canada and Trizec Canada will issue one Trizec Canada MVS to such holder in exchange for each such MVS Security transferred to it by such holder pursuant to this Section 2.2(a)(i);

        (ii) each holder of Trizec Canada Exchanged Shares will transfer such shares to Trizec Canada and Trizec Canada will issue one Trizec Canada SVS to such holder in exchange for each Trizec Canada Exchanged Share transferred to Trizec Canada by such holder pursuant to this Section 2.2(a)(ii);

        (iii) each holder of Trizec Subco Exchanged Shares will transfer such shares to Trizec Subco and Trizec Canada, on behalf of Trizec Subco, will deliver one Trizec Canada SVS to such holder in exchange for each Trizec Subco Exchanged Share transferred to it by such holder pursuant to this Section 2.2(a)(iii);

        (iv) in consideration for the issuance by Trizec Canada of that number of Trizec Canada SVS as is equal to the number of Trizec Subco Exchanged Shares, Trizec Subco will issue to Trizec Canada an equal number of Trizec Subco Common Shares; and

        (v) each holder of Trizec Properties Exchanged Shares will transfer such shares to Trizec Subco and Trizec Subco will transfer one share of Trizec Properties Common Stock to such holder in exchange for each Trizec Properties Exchanged Share transferred to it by such holder pursuant to this Section 2.2(a)(v); provided that, if a holder of Trizec Properties Exchanged Shares is not a Qualifying U.S. Person such person will acquire its shares of Trizec Properties Common Stock subject to the terms of the Exchange Certificate Agreement and, in furtherance thereof, Trizec Subco will deliver the shares of Trizec Properties Common Stock to which such holder is entitled pursuant to this Section 2.2(a)(v) to the Custodian and the Custodian will deliver that number of Exchange Certificates as is equal to the number of shares of Trizec Properties Common Stock delivered to the Custodian.

     (b) Each TrizecHahn Option will be cancelled (each such TrizecHahn Option referred to hereinafter as the "cancelled TrizecHahn Option") and Trizec Canada, TrizecHahn or Trizec Properties, as applicable, will issue or cause to be delivered, in replacement of each cancelled TrizecHahn Option, one Trizec Canada Option, one Trizec Properties Option or one Trizec Properties Warrant, as determined by the compensation committee of the board of directors of TrizecHahn.

2.3  PRO RATION

     The number of Trizec Properties Exchanged Shares shall equal the Available Number of Trizec Properties Shares. Accordingly, the number of Trizec Properties Exchanged Shares, Trizec Subco Exchanged Shares and Trizec Canada Exchanged Shares shall be determined as follows:

     (a) If the Available Number of Trizec Properties Shares is equal to or less than the aggregate number of Trizec Properties Elected Shares of Qualifying U.S. Persons, then (i) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder who is not a Qualifying U.S. Person will be zero and each TrizecHahn SVS held by such a TrizecHahn Shareholder (other than a Dissenting Shareholder) shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so, and (ii) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder who is a Qualifying U.S. Person shall be the number determined in accordance with the following formula:

                    B
              A X   -
                    C

        Where:

             A     =    the Available Number of Trizec Properties Shares;

             B     =    the number of Trizec Properties Elected Shares of the
                        particular Qualifying U.S. Person; and

             C     =    the aggregate number of Trizec Properties Elected Shares
                        of all Qualifying U.S. Persons,

        and each other TrizecHahn Share held by such Qualifying U.S. Persons shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so.

     (b) If the Available Number of Trizec Properties Shares exceeds the aggregate number of Trizec Properties Elected Shares of Qualifying U.S. Persons but is less than the aggregate number of Trizec Properties Elected Shares of all TrizecHahn Shareholders, then (i) each Qualifying U.S. Person's Trizec Properties Elected Shares shall be Trizec Properties Exchanged Shares and (ii) subject to Section 2.3(d), the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder other than a Qualifying U.S. Person shall be the number determined in accordance with the following formula:

                          C
              (A - B) X  ---
                          D

        Where:

             A     =    the Available Number of Trizec Properties Shares;

             B     =    the aggregate number of Trizec Properties Elected Shares
                        held by Qualifying U.S. Persons;

             C     =    the number of Trizec Properties Elected Shares of the
                        particular TrizecHahn Shareholder; and

             D     =    the aggregate number of Trizec Properties Elected Shares
                        of all TrizecHahn Shareholders other than Qualifying
                        U.S. Persons,

        and each other TrizecHahn Share held by such a TrizecHahn Shareholder (other than a Dissenting Shareholder) shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so.

     (c) If the Available Number of Trizec Properties Shares exceeds the number of Trizec Properties Elected Shares, then, subject to Section 2.3(d),
          (i) each Trizec Properties Elected Share shall be a Trizec Properties Exchanged Share; (ii) the number of Trizec Canada Exchanged Shares of each TrizecHahn Shareholder or Holdco Shareholder shall be the number determined in accordance with the following formula:

                    B
              A X   -
                    C

        Where:

             A     =    the Number of Trizec Canada SVS;

             B     =    the number of Trizec Canada Elected Shares of the
                        particular TrizecHahn Shareholder or Holdco Shareholder;
                        and

             C     =    the aggregate number of Trizec Canada Elected Shares and
                        Trizec Subco Elected Shares of all TrizecHahn
                        Shareholders and Holdco Shareholders,

        and (iii) the number of Trizec Subco Exchanged Shares of each TrizecHahn Shareholder or Holdco Shareholder shall be the number determined in accordance with the following formula:

                    B
              A X   -
                    C

        Where:

             A     =    the Number of Trizec Canada SVS;

             B     =    the number of Trizec Subco Elected Shares of the
                        particular TrizecHahn Shareholder or Holdco Shareholder;
                        and

             C     =    the aggregate number of Trizec Subco Elected Shares and
                        Trizec Canada Elected Shares of all TrizecHahn
                        Shareholders and Holdco Shareholders,

        and each other TrizecHahn Share or Holdco Share held by a TrizecHahn Shareholder or Holdco Shareholder (other than a Dissenting Shareholder) shall be deemed to be a Trizec Properties Exchanged Share.

     (d)  Where, but for this Section 2.3(d), following the application of
          Section 2.3(b) or (c) the number of Trizec Canada Constrained Shares that would be held by persons or partnerships other than Canadian Residents (in this Section, the "Initial Non-Canadian Shares"), would be more than the Maximum Aggregate Holdings and Canadian Residents would, but for this Section 2.3(d), have Trizec Properties Exchanged Shares in a number determined pursuant to Section 2.3(b) or (c), then:

        (i) the number of Trizec Properties Exchanged Shares of each Canadian Resident (other than a Dissenting Shareholder) as determined without regard to this Section 2.3(d) shall be reduced by the number determined by the formula:

                    B
              A X   -
                    C

             Where:

                 A     =    the difference between (x) the number of Initial
                            Non-Canadian Shares and (y) the Maximum Aggregate
                            Holdings on the Effective Date;

                 B     =    the number of such Canadian Resident's Trizec
                            Properties Exchanged Shares, determined without reference to this Section 2.3(d); and

                 C     =    the aggregate number of Trizec Properties Exchanged
                            Shares of all Canadian Residents, determined without reference to this Section 2.3(d);

        (ii) the number of each such Canadian Resident's Trizec Subco Exchanged Shares, or, where such Canadian Resident has validly made a Tax Deferral Election, Trizec Canada Exchanged Shares, shall be the total of (x) the number of such shares as determined without regard to this Section 2.3(d) and (y) the number by which the number of such Canadian Resident's Trizec Properties Exchanged Shares is reduced pursuant to Section 2.3(d)(i);

        (iii) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder (other than a Dissenting Shareholder) who is not a Canadian Resident as determined without regard to this
              Section 2.3(d) shall be increased by the number determined by the formula:

                    B
              A X   -
                    C

             Where:

                 A     = the difference between (x) the number of Initial
                         Non-Canadian Shares and (y) the Maximum Aggregate Holdings on the Effective Date;

                 B     = the number of such TrizecHahn Shareholder's Trizec
                         Canada Exchanged Shares or Trizec Subco Exchanged Shares, determined without reference to this Section 2.3(d); and

                 C     = the aggregate number of Trizec Canada Exchanged Shares
                         and Trizec Subco Exchanged Shares of all such TrizecHahn Shareholders, determined without reference to this Section 2.3(d); and

        (iv) the number of Trizec Subco Exchanged Shares of each TrizecHahn Shareholder (other than a Dissenting Shareholder) who is not a Canadian Resident, or Trizec Canada Exchanged Shares where such person has validly made a Tax Deferral Election, shall be the difference between (x) the number of such shares as determined without regard to this Section 2.3(d) and (y) the number by which the number of such TrizecHahn Shareholder's Trizec Properties Exchanged Shares is increased pursuant to Section 2.3(d)(iii).

2.4  HOLDCO ELECTION

     (a) Persons resident in Canada for purposes of the Tax Act ("Holdco Shareholders") who are taxable Canadian corporations as defined in the Tax Act and who are shareholders of a corporation ("Holdco") which: (i) was incorporated under the OBCA on or after April 1, 2002; (ii) has never had any assets other than TrizecHahn Shares; (iii) has no liabilities whatsoever; and (iv) on the Effective Date has, as its only issued and outstanding securities, a number of common shares of Holdco equal to the number of TrizecHahn Shares which are owned by such Holdco, may elect in respect of all the TrizecHahn Shares held by such Holdco (the "Holdco Election"), prior to the Holdco Election Deadline, to have all the issued and outstanding common shares of the Holdco treated as Trizec Canada Elected Shares or Trizec Subco Elected Shares and transferred to Trizec Canada or Trizec Subco in accordance herewith. For greater certainty, the consideration received for such Holdco Shares shall be identical to the consideration which such Holdco would have been entitled to receive if the TrizecHahn Shares held by such Holdco were acquired directly by Trizec Canada or Trizec Subco, as applicable, under the Plan of Arrangement.

     (b) Each Holdco Shareholder that has made the Holdco Election will be required to enter into a share purchase agreement (the "Holdco Agreement") with Trizec Canada and Trizec Subco providing for the acquisition by Trizec Canada and/or Trizec Subco of all the issued and outstanding Holdco Shares in accordance with Section 2.2 and containing such representations and warranties, terms and conditions and indemnities as Trizec Canada and Trizec Subco may reasonably request in connection therewith, including, without limitation, the representations and warranties, terms and conditions and indemnities set out in Appendix 1, and containing the requirement for the Holdco Shareholders to arrange for the provision of a legal opinion of such holders' legal counsel in a form satisfactory to Trizec Canada and Trizec Subco, acting reasonably, in connection with the purchase and sale of such Holdco Shares. Failure of any holder of TrizecHahn Shares to properly make a Holdco Election on or prior to the Holdco Election Deadline or failure of Holdco Shareholders to properly enter into a Holdco Agreement will disentitle such shareholders to the Holdco Election.

     (c) Any election under this Section 2.4 in respect of TrizecHahn SVS Shares shall be subject to pro ration as provided in Section 2.3.

2.5  ELECTIONS

     Each person who, at or prior to the Election Deadline, is a holder of record of TrizecHahn SVS will be entitled, with respect to all or a portion of such shares, to elect, at or prior to the Election Deadline, to exchange such shares for Trizec Properties Shares or Trizec Canada Shares, or a combination thereof, on the basis set forth herein and in the Share Election Form; Holdco Shareholders will be required in the Holdco Agreement to elect to exchange Holdco Shares for Trizec Canada Shares. If a holder of record of TrizecHahn Shares (other than a Dissenting Shareholder) fails to make a proper election in the Share Election Form, such holder shall be deemed to have elected to exchange their TrizecHahn Shares under the Arrangement with Trizec Subco in exchange for Trizec Canada Shares and each TrizecHahn Share of such holder shall be deemed to be a Trizec Subco Elected Share. An Eligible Shareholder may make a Tax Deferral Election in which event it will elect to exchange its TrizecHahn Shares or Holdco Shares with Trizec Canada. No TrizecHahn Shares or Holdco Shares of a person who is not an Eligible Shareholder will be Trizec Canada Exchanged Shares. Any election described in this Section 2.5 shall be subject to pro ration as provided in Section 2.3.

2.6  FRACTIONAL TRIZECHAHN SHARES

     Each fraction of a TrizecHahn SVS that is equal to or greater than one half of a TrizecHahn SVS shall participate in the Arrangement as if it were a whole share and each fraction of a TrizecHahn SVS that is less than one half of a TrizecHahn SVS shall not participate in the Arrangement and shall be cancelled without payment of consideration in respect of such cancellation.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

3.1  RIGHTS OF DISSENT

     (a) TrizecHahn SVS Shareholders may exercise dissent rights pursuant to and in the manner set forth in Section 185 of the OBCA, as amended by this Section 3.1, in connection with the Arrangement.

     (b) A Dissenting Shareholder shall transfer its TrizecHahn SVS to Trizec Subco simultaneously with the Arrangement steps described in Section 2.2(a) and, as such, shall not be permitted to withdraw its notice of dissent after the Effective Time and the only right of a Dissenting Shareholder, as such, after the Effective Time shall be to be paid fair value for his TrizecHahn Shares. In no case shall any person be required to recognize such holders as holders of TrizecHahn Shares, Trizec Canada Shares or Trizec Properties Common Stock after the Effective Time and the names of such holders shall be deleted from the applicable register of TrizecHahn Shareholders at the Effective Time.

     (c) References to "the corporation" in sections 185(15) through 185(30) of the OBCA shall be construed as referring to Trizec Subco (with the exceptions that, for the purposes of section 185(15) the day the corporation received the notice referred to in subsection (10) shall be the day TrizecHahn received such notice and for the purposes of section 185(15)(a) the determination of fair value shall be made by the directors of Trizec Canada) and any TrizecHahn SVS held by Dissenting Shareholders in respect of which the Dissenting Shareholders dissent shall be acquired by, and shall be paid for by, Trizec Subco.

                                   ARTICLE 4

                                  CERTIFICATES

4.1  ISSUANCE OF CERTIFICATES

     At or promptly after the Effective Time, Trizec Canada or Trizec Subco, as applicable, shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of TrizecHahn SVS (other than Dissenting Shareholders), certificates representing the Trizec Canada SVS, shares of Trizec Properties Common Stock (other than shares of Trizec Properties Common Stock represented by Exchange Certificates) and Exchange Certificates acquired by such holders pursuant to Section 2.2(a). Upon surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented one or more TrizecHahn SVS that were exchanged under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of TrizecHahn and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefore, and the Depositary shall deliver to such holder, as applicable, certificate(s) representing that number of Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates, and/or a combination thereof, that such holder as the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2), and the surrendered certificate shall forthwith be cancelled. In the event of a transfer of ownership of TrizecHahn SVS that is not registered in the transfer records of TrizecHahn, certificate(s) representing the proper number of Trizec Canada, shares of Trizec Properties Common Stock and/or Exchange Certificates, and/or a combination thereof may be issued to the transferee if the certificate representing such TrizecHahn SVS is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented TrizecHahn SVS (other than TrizecHahn SVS held by Dissenting Shareholders) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate(s) representing Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates as contemplated by this Section 4.1, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchangeable Certificates) as contemplated by Section 4.2.

4.2  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

     No dividends or other distributions declared or made after the Effective Time with respect to Trizec Canada SVS or shares of Trizec Properties Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate that immediately prior to the Effective Time represented outstanding TrizecHahn SVS that were acquired pursuant to Section 2.2(a) unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1. Subject to applicable law, there shall be paid to the record holder of the certificates representing Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be, without interest, (i) at the time of such surrender of any such certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender that is payable with respect to such Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be.

4.3  LOST CERTIFICATES

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding TrizecHahn SVS (other than TrizecHahn SVS held by Dissenting Shareholders) shall have been lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more of Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Share Election Form and this Plan of Arrangement. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Trizec Canada, Trizec Subco, and/or the transfer agent and registrar, as the case may be, in such sum as Trizec Canada, Trizec Subco and/or the transfer agent and registrar may, acting reasonably, direct or otherwise indemnify Trizec Canada, Trizec Subco and/or the transfer agent and registrar, acting reasonably, against any claim that may be made against Trizec Canada, Trizec
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Subco and/or the transfer agent and registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4  FRACTIONAL SHARES

     No certificates or scrip representing fractional Trizec Canada Shares, fractional shares of Trizec Properties Common Stock or fractional Exchange Certificates shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of Trizec Canada or Trizec Properties shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Trizec Canada or Trizec Properties. In lieu of such fractional securities:

     (a) each person otherwise entitled as a result of the Arrangement to a fractional interest in a Trizec Canada Share, the fractional amount of which is less than the fractional amount of a share of Trizec Properties Common Stock to which such person is entitled as a result of the Arrangement, shall receive, in respect of both such fractional interests, one whole share of Trizec Properties Common Stock; and

     (b) each person otherwise entitled as a result of the Arrangement to a fractional interest in a Trizec Canada Share, the fractional amount of which is at least equal to the fractional amount of a share of Trizec Properties Common Stock to which such person is entitled as a result of the Arrangement, shall receive, in respect of both such fractional interests, one whole Trizec Canada Share;

subject to adjustment in the discretion of Trizec Subco so that the total number of Trizec Properties Exchanged Shares equals the Available Number of Trizec Properties Shares.

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                                   APPENDIX 1

                          PROVISIONS TO BE INCLUDED IN
                                HOLDCO AGREEMENT

     Each Holdco Agreement shall include the following representations and warranties, terms and conditions, and indemnities in favour of Trizec Canada and Trizec Subco:

I.  REPRESENTATIONS AND WARRANTIES OF THE HOLDCO SHAREHOLDERS

     Each of the Holdco Shareholders hereby represents and warrants to Trizec Canada and Trizec Subco as follows and hereby acknowledges and confirms that Trizec Canada and Trizec Subco are relying on such representations and warranties in connection with the purchase by Trizec Canada and/or Trizec Subco of the Holdco Shares:

     (a) the execution and delivery of this Holdco Agreement by the Holdco Shareholders and Holdco and the completion by the Holdco Shareholders and Holdco of the transactions contemplated hereby:

        (i) will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of Holdco or any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral (a "Contract") to which the Holdco Shareholders or Holdco is a party; and

        (ii) do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon the Holdco Shareholders or Holdco;

     (b) the TrizecHahn Shares which are owned by Holdco on the Effective Date have been held since April 1, 2002 by Holdco or by a Holdco Shareholder;

     (c) each of the Holdco Shareholders is a taxable Canadian corporation for the purposes of the Tax Act;

     (d)  Holdco is a resident of Canada for the purposes of the Tax Act;

     (e) this Holdco Agreement has been duly executed and delivered by each of the Holdco Shareholders and Holdco and is a valid and binding obligation of each of the Holdco Shareholders and Holdco enforceable against each of the Holdco Shareholders and Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction;

     (f) all of the Holdco Shares are registered in the name of, and beneficially owned by, not more than five Holdco Shareholders free and clear of all liens, charges, encumbrances, claims and equities (collectively, "Liens");

     (g) no person has any Contract, warrant or option or any right capable of becoming a Contract, warrant or option for the purchase from any of the Holdco Shareholders of any of the Holdco Shares or from Holdco of any shares or other securities of Holdco or of any of the [insert number] TrizecHahn Shares held by Holdco (the "Subject Shares");

     (h) the Holdco Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of Holdco and are the only issued and outstanding shares in the capital of Holdco and, as of the Effective Date, the number of Holdco Shares outstanding is equal to the number of Subject Shares;

     (i) Holdco is a corporation duly incorporated under the OBCA on or after April 1, 2002 and duly organized and validly existing under the laws of the Province of Ontario;

     (j) Holdco is the beneficial and registered holder of the Subject Shares all of which are held by Holdco free and clear of all Liens;

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

     (k) Holdco does not own or hold and has never owned or held property or assets or any interests therein of any nature or kind whatsoever other than the Subject Shares and Holdco does not carry on, and has never carried on, an active business;

     (l) Holdco has no obligations, liabilities (whether actual or contingent) or indebtedness to any person, including without limitation any liabilities in respect of federal or provincial income, corporate, goods and services, capital, harmonized sales, sales, excise, employer health, surtaxes, education, social services, social security, employment insurance, health insurance, Canada, Quebec and other governmental pension plan premiums or contributions, land transfer or any other taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, interest, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign;

     (m) Holdco has no subsidiaries and is not bound by any Contract to acquire or lease in any manner any shares or assets of any nature or kind whatsoever;

     (n) Holdco does not have, and has never had, any employees and its directors and officers receive no remuneration or compensation from Holdco;

     (o) Holdco is not a party to any Contract of any nature or kind whatsoever except for the Contract with the Holdco Shareholder(s) pursuant to which Holdco acquired the Subject Shares (a true and complete copy of which has been provided to Trizec Canada and Trizec Subco);

     (p) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting Holdco or the Holdco Shareholders, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign, that would adversely affect in any manner the ability of Holdco and the Holdco Shareholders to enter into this Holdco Agreement and perform their obligations hereunder;

     (q) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting Holdco, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign;

     (r) Holdco is in full compliance with all laws, rules or regulations to which Holdco or the Subject Shares may be subject;

     (s) the books and records of Holdco fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of Holdco as of the date hereof and all financial transactions of Holdco have been accurately recorded in such books and records; and

     (t) the corporate records and minute books of Holdco contain complete and accurate minutes of all meetings of the directors and shareholders of Holdco held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of Holdco are complete and accurate.

II. COVENANTS

     (a) Holdco Documents. The Holdco Shareholders and Holdco shall forthwith make available to Trizec Canada and Trizec Subco and their authorized representatives all minute books, share certificate books, share registers, books of account, accounting records, corporate documents and all other books or records, documents, information or data relating to Holdco (collectively the "Holdco Documents"). At the time of closing, all of the Holdco Documents shall be delivered to Trizec Canada and Trizec Subco by the Holdco Shareholders and Holdco.

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

     (b) No Share Issuances or Distributions. No Holdco Shareholder that is a corporation shall (i) issue any shares from and after the date hereof to and including the Effective Date in connection with any direct or indirect transfer of TrizecHahn Shares or (ii) declare or pay any dividends (other than stock dividends) or effect other redemptions or distributions at any time prior to the Effective Date.

     (c) Opinion. The Holdco Shareholders shall deliver to Trizec Canada and Trizec Subco a written legal opinion satisfactory to Trizec Canada and Trizec Subco in connection with the purchase and sale of the Holdco Shares.

III. INDEMNIFICATION

     (a) Obligations to Indemnify. Each of the Holdco Shareholders agrees to indemnify and save harmless Trizec Canada and Trizec Subco from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (singly a "Loss" and collectively "Losses") suffered or incurred by Trizec Canada or Trizec Subco as a result of or arising directly or indirectly out of or in connection with any breach by the Holdco Shareholders or Holdco of any representation, warranty, obligation or covenant of the Holdco Shareholders or Holdco contained in this Holdco Agreement. Trizec Canada and Trizec Subco agree to indemnify and save harmless the Holdco Shareholders from all Losses suffered or incurred by them as a result of or arising directly or indirectly out of or in connection with any breach by Trizec Canada or Trizec Subco of any representation, warranty, obligation or covenant of Trizec Canada or Trizec Subco contained in this Holdco Agreement.

     (b) Notice of Claim. In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Holdco Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party's failure to give such notice on a timely basis.

     (c) Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

     (d) Third Party Claims. With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisers selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party elects to assume such control, the Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified

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

          Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

     (e) Payment and Cooperation. The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this Section promptly after the Indemnified Party incurs the Loss in respect of which such liability arises. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

     (f) Tax Effect. If any payment received by an Indemnified Party hereunder (an "Indemnity Payment") would constitute income for tax purposes to such Indemnified Party, the Indemnifying Party shall pay a Tax Gross Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment. The amount of any Loss for which indemnification is provided shall be adjusted to take into account any tax benefit realized by the Indemnified Party or any of its affiliates by reason of the Loss for which indemnification is so provided or the circumstances giving rise to such Loss. For purposes of this paragraph (f), any tax benefit shall be taken into account at such time as it is received by the Indemnified Party or its affiliate. For purposes of this paragraph (f), "Tax Gross Up" shall mean, with respect to any Indemnity Payment, such additional amount (calculated in accordance with the Calculation Method) as is necessary to place the Indemnified Party in the same after tax position as it would have been in had such Indemnity Payment been received tax free; and "Calculation Method" with respect to the calculation of any Tax Gross Up on any Indemnity Payments shall mean that such Tax Gross Up shall be calculated by using the combined Canadian federal and Canadian provincial income tax rate applicable to the Indemnified Party and, except as provided in this paragraph (f), without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment.

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